UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2012

(Date of Report - Date of earliest event reported on)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Derby Road, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

     The following matters were submitted to a vote of security holders, at the Annual Meeting of Shareholders of Community Bancorp. on May 15, 2012:

Proposal 1.	To elect four incumbent directors to serve until the Annual Meeting of Shareholders in 2015;

Proposal 2.	To ratify the selection of the independent registered public accounting firm of Berry, Dunn, McNeil & Parker as the Corporation’s external auditors for the fiscal year ending December 31, 2012.

     As of March 13, 2012, the record date for the Annual Meeting, there were 4,727,398 shares of the Company’s $2.50 par value common stock outstanding, and each share was entitled to one vote on all matters submitted to the shareholders for vote at the meeting.

The vote results are as follows:

			AUTHORITY
			WITHHELD/	BROKER
MATTER	FOR	AGAINST	ABSTAIN	NON-VOTE
Proposal 1. Election of Incumbent Directors:
Aminta K. Conant	2,866,450	N/A	140,428	567,732
Elwoond G. Duckless	2,996,496	N/A	10,382	567,732
Rosemary M. Lalime	2,961,632	N/A	45,246	567,732
Anne T. Moore	2,937,625	N/A	69,253	567,732

In accordance with section 3.02 of the Company’s Bylaws, each of the directors was elected, having received the affirmative vote of at least a majority of the shares represented at the meeting and entitled to vote.

Proposal 3. Selection of External Auditors:
Berry, Dunn, McNeil & Parker	3,557,165	14,565	2,880	-0-

The selection of Berry, Dunn, McNeil & Parker as the Company’s external auditors for 2012 was approved, having received more votes “FOR” than “AGAINST.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: May 16, 2012	/s/ Stephen P. Marsh
Stephen P. Marsh,
President, Chairman & Chief Executive Officer